                                                                  EXHIBIT (d)(6)

                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated December 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the 5th day of September, 2000 to add The Large-Cap Growth Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

------------------------------------------------------ -------------------------------- --------------------------------------
                   Portfolio Name                              Effective Date                  Management Fee Schedule
                   --------------                              --------------                    (as a percentage of
                                                                                              average daily net assets)
                                                                                                     Annual Rate
                                                                                                     -----------
------------------------------------------------------ -------------------------------- --------------------------------------
The Aggregate Fixed Income Portfolio                          December 15, 1999                         0.40%

------------------------------------------------------ -------------------------------- --------------------------------------
The All-Cap Growth Equity Portfolio                           February 28, 2000                         0.75%
------------------------------------------------------ -------------------------------- --------------------------------------
The Balanced Portfolio                                        December 15, 1999                         0.55%
------------------------------------------------------ -------------------------------- --------------------------------------
The Core Equity Portfolio                                     December 15, 1999                         0.55%
------------------------------------------------------ -------------------------------- --------------------------------------
The Diversified Core Fixed Income Portfolio                   December 15, 1999                         0.43%
------------------------------------------------------ -------------------------------- --------------------------------------
The Equity Income Portfolio                                   December 15, 1999                         0.55%
------------------------------------------------------ -------------------------------- --------------------------------------
The High-Yield Bond Portfolio                                 December 15, 1999                         0.45%
------------------------------------------------------ -------------------------------- --------------------------------------
The Intermediate Fixed Income Portfolio                       December 15, 1999                         0.40%
------------------------------------------------------ -------------------------------- --------------------------------------
The Large-Cap Growth Equity Portfolio                         September 5, 2000                         0.65%
------------------------------------------------------ -------------------------------- --------------------------------------
The Large-Cap Value Equity Portfolio                          December 15, 1999                         0.55%
------------------------------------------------------ -------------------------------- --------------------------------------
The Mid-Cap Growth Equity Portfolio                           December 15, 1999                         0.75%
------------------------------------------------------ -------------------------------- --------------------------------------
The Mid-Cap Value Equity Portfolio                            December 15, 1999                         0.75%
(liquidated as of April 28, 2000)

------------------------------------------------------ -------------------------------- --------------------------------------
The Real Estate Investment Trust Portfolio                    December 15, 1999              0.75% on first $500 million
                                                                                             0.70% on next $500 million
                                                                                            0.65% on next $1,500 million
                                                                                            0.60% on assets in excess of
                                                                                                   $2,500 million
------------------------------------------------------ -------------------------------- --------------------------------------
The Real Estate Investment Trust Portfolio II                 December 15, 1999                         0.75%
------------------------------------------------------ -------------------------------- --------------------------------------
The Select Equity Portfolio                                   December 15, 1999                         1.00%
------------------------------------------------------ -------------------------------- --------------------------------------
The Small-Cap Value Equity Portfolio                          December 15, 1999                         0.75%
------------------------------------------------------ -------------------------------- --------------------------------------
The Small-Cap Growth Equity Portfolio                         December 15, 1999                         0.75%
------------------------------------------------------ -------------------------------- --------------------------------------

DELAWARE MANAGEMENT COMPANY,                                           DELAWARE POOLED
a series of Delaware Management Business Trust                         TRUST



By: /s/ David K. Downes                                                 By: /s/ David K. Downes
Name:   David K. Downes                                                 Name:   David K. Downes
Title:  President                                                       Title:  President and Chief Executive
                                                                                Officer


Attest: /s/ David P. O'Connor                                          Attest: /s/ Michael T. Pellegrino
Title: Vice President/Assistant Secretary                              Title: Assistant Vice
                                                                       President/Assistant
                                                                       Secretary



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